EXHIBIT 99.1

AmpliTech Group’s Division, Spectrum Semiconductor Materials, Inks Distribution Deal with

NGK Electronic Devices, a Leading Global Semiconductor Manufacturer

-AmpliTech to Become NGK's First US Distributor of Their RF Microwave Package Products-

Hauppauge, NY – April 17,  2023 -- AmpliTech Group, Inc. AmpliTech Group, Inc (Nasdaq: AMPG), , a designer, developer, and manufacturer of state-of-the-art signal-processing components for satellite, 5G, and other communications networks, and a worldwide distributor of packages and lids for integrated circuit assembly, as well as a designer of complete 5G/6G systems, is proud to announce its partnership with NGK Electronic Devices, a powerhouse in the semiconductor packaging industry, to become their US distributor for NGK's state-of-the-art RF Microwave products. This partnership marks NGK's first distribution agreement with a US partner, presenting a significant opportunity for both parties.

NGK Electronic Devices, based in Japan, is a world leader in the development and manufacturing of ceramic semiconductor packages. These advanced products play a crucial role in the semiconductor packaging industry, addressing key concerns such as heat management and electrical insulation. AmpliTech's semiconductor distribution division, Spectrum Semiconductor, will leverage its extensive distribution network and expertise to ensure that NGK's RF Microwave Packages product line is readily available to customers across the United States, further expanding NGK's global presence.

AmpliTech's Founder and CEO, Fawad Maqbool, is excited for the collaboration, stating, "We are honored to become NGK’s first distribution partner in the US. They are pioneers in the semiconductor space, and we look forward to bringing their solutions to the US market. This partnership is expected to be mutually beneficial as we have a large overlap in the industries we serve, including the telecom, aerospace, defense, industrial, and consumer electronics sectors. By becoming their first US distributor for NGK's products, we are confident that we can provide exceptional value to our customers and solidify our position as a driving force in the semiconductor space.” Furthermore, Mr. Maqbool added, “These packages complement both our Semiconductor Packages and MMIC divisions, increasing their product offerings and paving the way for our MMICs to be implemented using the wide array of RF semiconductor packages from NGK. This will provide the latest technology solutions to OEMs requiring these types of advanced packages for use in cellphones, radios, laptops, satellites, etc.”

This strategic partnership serves as a testament to both companies' shared vision of delivering unparalleled quality and technological innovation to the market. AmpliTech's partnership with NGK presents a tremendous opportunity for growth and expansion in the US market, further cementing their respective reputations as leaders in the industry.

About AmpliTech Group

AmpliTech Group, Inc. designs, develops, manufactures, and distributes state-of-the-art radio frequency (RF) microwave components for global satellite communications, telecom (5G & IoT), space, defense, and quantum computing markets as well as systems and component design consulting services. In December 2021, AmpliTech completed the purchase of the assets and operations of Spectrum Semiconductor Materials Inc. a global specialty distributor of semiconductor components based in San Jose, CA. AmpliTech has a 13+ year track record of developing high performance, custom solutions to meet the unique needs of some of the largest companies in the global industries we serve. We are proud of our focused team's unique skills, experience and dedication, which enables us to deliver superior solutions, faster time to market, competitive pricing, excellent customer satisfaction and repeat business. For more information, visit: www.amplitechgroup.com

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About NGK Insulators Ltd.:

Established in 1919, NGK Electronic Devices. is a global leader in the field of ceramic semiconductor packages, providing innovative solutions to the semiconductor packaging industry. With a rich history of over a century, NGK has consistently demonstrated its ability to stay at the forefront of technological advancements, catering to the ever-evolving needs of the industry. As a pioneer in their field, NGK is committed to delivering high-quality products that address the challenges faced by its customers in heat management and electrical insulation.  To learn more about NGK and their innovative product offerings, please visit https://www.ngked.co.jp/en/

Safe Harbor Statement

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Company Contact:	Investor Relations Contact:
Shan Sawant, Director of Communications	Kirin Smith, President
AmpliTech Group, Inc.	PCG Advisory, Inc.
Investors@amplitechgroup.com	ksmith@pcgadvisory.com www.pcgadvisory.com

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